Exhibit 99.1

           Stratagene Reports Fourth Quarter Revenue Growth

       Adjusted Fourth Quarter Revenues Grow 7.2% Year-Over-Year

    GAAP Earnings of $0.40 Per Share on Improved Operating Earnings
                       and Litigation Settlement

    Fourth Quarter Sales of QPCR Products Grow 7.5% Year-Over-Year

               Company Provides 2007 Financial Guidance


    LA JOLLA, Calif.--(BUSINESS WIRE)--March 6, 2007--Stratagene Corporation (Nasdaq:STGN), a developer, manufacturer and marketer of specialized life science research and diagnostic products, today released final financial results for the fourth quarter of 2006 ended December 31, 2006 that were in-line with preliminary results issued on February 1, 2007.

    For the fourth quarter of 2006, revenue was $24.7 million, compared with revenue of $57.1 million in the fourth quarter of 2005 or $23.0 million on a non-GAAP basis in the fourth quarter of 2005. The historical non-GAAP revenue comparison excludes the one-time settlement income received from Cambridge Antibody Technology. The increase in revenues on a non-GAAP basis was 7.2% and related primarily to increases in sales of QPCR instruments and reagents and allergy diagnostics products.

    The Company has provided a reconciliation of adjusted revenues and earnings for 2006 compared to 2005 to reflect the results of operations without the significant non-recurring charges for litigation judgments and settlements recorded both in 2005 and 2006.

    "During the fourth quarter we began to see the positive results of our product development and sales strategies come to fruition and as a result, we achieved quarterly year-over-year revenue growth," said Joseph Sorge, MD, Chairman and CEO of Stratagene. "Our core business continues to generate strong and predictable earnings power as well as cash flow, which allows us to continue to develop our exciting and proprietary technology and testing platform for the growing molecular diagnostics market," said Joseph Sorge.

    Fourth Quarter 2006 and Recent Highlights

    --  QPCR instrument and reagent growth of 7.5% year-over-year

    --  Allergy diagnostic products growth of 22% year-over-year

    -- Non-GAAP earnings per share of $0.09 compared with $0.01 per share in the fourth quarter of 2005

    -- License agreement with Max Planck that provides access to microRNA sequences for the development, manufacture and sale of Molecular Diagnostic Kits

    -- Settled patent litigation with Third Wave Technology, Inc. The settlement resolves the 2005 judgment, returns more than $10 million in cash to Stratagene and provides a mechanism for cross-licenses between the parties in the future

    "We resolved the litigation matter with Third Wave which returns more than $10 million to our operating accounts," continued Dr. Sorge. "A goal for 2007 is to continue to reduce expenses associated with litigation, and as a result achieve improved cash flows. With a stronger balance sheet and freedom to market our FullVelocity(TM) technology platform, we believe we are well positioned to successfully cultivate relationships with emerging leaders in the molecular diagnostics market.

    "We continue to execute on our three-pronged molecular diagnostics growth strategy that focuses on licensing and selling FullVelocity to reference labs, acquiring and developing target intellectual property to build Stratagene-branded testing kits, and selling our differentiated instruments," continued Dr. Sorge. "At the same time, we believe that our core life science and clinical diagnostics business can continue to grow profitably and serve as a stable platform from which to continue to execute a molecular diagnostics growth strategy."

    For the fourth quarter of 2006, Stratagene recorded net income of $9.0 million. Net income during the fourth quarter of 2006 included a $10.6 million pre-tax litigation benefit ($6.7 million or $0.30 per share after tax) related to the settlement of the Third Wave vs. Stratagene litigation matter which was settled for $10.75 million in January of 2007. In 2005, Stratagene recorded a $20.6 million litigation charge for this matter. Also in the fourth quarter of 2006, Stratagene reduced the accrual for another litigation matter by $0.8 million before tax ($0.5 million or $0.02 per share after tax). On a GAAP basis, including the litigation benefit, the litigation adjustment and the impact from the adoption of FAS 123R on January 1, 2006, fourth quarter 2006 earnings were $0.40 per share. Excluding these benefits and adjustments, on a non-GAAP basis fourth quarter 2006 earnings would have been $0.09 per share.

    The fourth quarter of 2006 also benefited from an adjustment to increase the Company's full year income tax benefit as a result of the reinstatement of the Federal research and investment credit. The tax rate also benefited in the fourth quarter from the reversal of tax reserves based on the expected results of tax examinations currently in progress. These items increased net income by $0.3 million or $0.01 per share.

    GAAP net income in the fourth quarter of 2005 was $2.0 million or $0.09 per share. Net income during the fourth quarter of 2005 included a $23.4 million net pre-tax benefit ($14.6 million or $0.65 per share after tax) from the one-time cash payment from Cambridge Antibody Technology in satisfaction of certain patent owners' interests in a collaboration for the development of Abbott Laboratories' Humira(R) product, offset by a $20.6 million pre-tax litigation charge ($12.9 million or $0.57 per share after tax) related to the judgment entered in favor of Third Wave Technologies. On a non-GAAP basis, excluding this one-time cash payment and pre-tax litigation charge, fourth quarter 2005 earnings would have been $0.01 per share.

    Full Year 2006 Results

    For the full year 2006, the Company reported revenues of $95.6 million. For the full year 2005, the Company reported $130.3 million in revenue. Excluding the aforementioned one-time payment from Cambridge Antibody Technology, revenue in 2005 would have been $96.2 million. Net income for the full year 2006 was $59,000 or $0.00 per share. Net income during 2006 included $10.0 million in net pre-tax litigation and interest charges ($6.3 million or $0.29 per share after tax) and non-cash stock based compensation expenses related to the implementation of FAS 123R on January 1, 2006. The stock-based compensation expense associated with FAS 123R accounted for $0.9 million before taxes ($0.6 million or $0.02 per share after tax). On a non-GAAP basis, excluding the net litigation charges and stock-based compensation, full year 2006 earnings would have been $0.31 per share compared with non-GAAP earnings of $0.27 per share in 2005. As indicated previously, 2005 non-GAAP income excludes the one-time cash payment from Cambridge Antibody Technology and the litigation charge associated with the Third Wave Technologies matter.

    A reconciliation of GAAP to non-GAAP earnings per share for each of the periods discussed above is provided in the following reconciliation table. Additional explanatory tables follow at the end of this document.


               STRATAGENE CORPORATION AND SUBSIDIARIES
        RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE
                    ALL ITEMS NET OF INCOME TAXES
                             (unaudited)

                                           Three Months  Twelve Months
                                               Ended         Ended
                                           December 31,  December 31,
                                           ------------- -------------
                                           2006   2005   2006   2005
                                           ------ ------ ------ ------

GAAP earnings per diluted share            $0.40  $0.09  $0.00  $0.35
Income received from Cambridge Antibody
 Technology, net                              --  (0.65)    --  (0.65)
Invitrogen litigation and interest expense
 charges, net                              (0.02)    --   0.57     --
Third Wave litigation and interest expense
 charges                                   (0.30)  0.57  (0.28)  0.57
FAS123R stock-based compensation expense    0.01     --   0.02     --
                                           ------ ------ ------ ------
Non-GAAP earnings per diluted share        $0.09  $0.01  $0.31  $0.27
                                           ====== ====== ====== ======

    As of December 31, 2006, the Company had total cash and cash equivalents of approximately $42.9 million. In January of 2007, Stratagene agreed to pay Third Wave $10.75 million in cash as full satisfaction for the judgment previously entered in the amount of $20.7 million in the litigation. With the payment to Third Wave, the litigation matter was resolved and the remaining cash associated with the $21.0 million appeal bond will be returned to Stratagene. After this settlement, Stratagene has approximately $32.2 million of total cash and cash equivalents which includes $12.2 million in restricted cash for the appeal of the court decision in the Company's litigation with Invitrogen. The bond amount associated with this case was approved by the Federal Circuit Court in Texas in late 2006.

    Outlook for the Full Year 2007

    For the full year 2007, Stratagene's financial goals include:

    -- Revenue growth in the low single digits from its core research and clinical diagnostics businesses

    --  Gross margin in the range of 62% to 64% of total revenues.

    -- Research and development expenses in the range of 13% to 15% of revenues.

    -- Non-GAAP earnings per share to grow at a rate higher than revenues

    --  Effective tax rate of 34%

    --  Fully diluted share count of 22.6 million.

    Conference Call Today

    Stratagene will host a conference call and webcast today, Tuesday, March 6, 2007, at 4:30 p.m. Eastern Time to discuss the Company's fourth quarter 2006 results, outlook for 2007, and current corporate developments. The dial-in number for the conference call is 800-257-2182 for domestic participants and 303-262-2138 for international participants.

    A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion and will remain available for seven days. It can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, using the passcode 11085628#. To access the live webcast of the call, go to Stratagene's website at http://www.stratagene.com and click on the Investors icon. An archived webcast will also be available at http://www.stratagene.com.

    About Stratagene Corporation

    Stratagene is a developer, manufacturer and marketer of specialized life science research and diagnostic products. The Company's life science research unit supports advances in science by inventing, manufacturing and distributing products that simplify, accelerate and improve research. These products are used throughout the academic, industrial and government research sectors in fields spanning molecular biology, genomics, proteomics, drug discovery and toxicology. The Company's diagnostic unit develops and manufactures products for urinalysis as well as high quality automated instrument and reagent systems that use blood samples to test for more than 1,000 different allergies and autoimmune disorders. In addition, by combining its expertise in diagnostics and molecular biology, as well as its experience with FDA regulatory procedures, the Company is pursuing opportunities to expand its product portfolio to include molecular diagnostic kits and instrumentation. More information is available at www.stratagene.com.

    Use of Non-GAAP Financial Measures

    Stratagene has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes historical non-GAAP, proforma revenue for the fourth quarter of 2005 and historical non-GAAP net income and earnings per share for 2006 and 2005. Stratagene uses these non-GAAP financial measures internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating Stratagene's ongoing business performance and comparison to prior periods. Stratagene believes the use of these non-GAAP financial measures provides an additional tool for investors to use in comparing its financial measures with other companies in Stratagene's industry. As noted, the non-GAAP financial measures discussed above excludes the impact of a one-time cash payment from Cambridge Antibody Technology in satisfaction of certain patent owners' interests in a collaboration for the development of Abbott Laboratories' Humira(R) product.

    Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above.

    Safe Harbor Statement

    Certain statements in this news release that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Stratagene generally identifies forward-looking statements by using words like "believe," "intend," "target," "expect," "estimate," "may," "should," "plan," "project," "contemplate," "anticipate," "predict" or similar expressions. You can also identify forward-looking statements by discussions of strategies, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Stratagene to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those contained in or implied by the forward-looking statements are risks associated with the company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, the company's ability to compete effectively in the diagnostics and life science research markets, variability of the company's quarterly revenues and operating results, the failure of the company to retain key employees, the company's ability to obtain debt or equity financing for unexpected litigation outcomes and for operating needs, the possibility of declining sales due in part to a reduction in research and development budgets or government funding, the company's ongoing ability to protect its own intellectual property rights and to avoid violating the intellectual property rights of third parties, extended manufacturing difficulties and currency fluctuations. For more information about these and other factors that could cause actual results to differ materially from those contained in or implied by the forward-looking statements please see Item "1A. Risk Factors" included in Stratagene's Annual Report on Form 10-K for the year ended December 31, 2005 and in other reports filed by Stratagene from time to time with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q.


               STRATAGENE CORPORATION AND SUBSIDIARIES
                             (unaudited)
              (in thousands, except earnings per share)

CONDENSED CONSOLIDATED STATEMENTS
 OF OPERATIONS
----------------------------------
                                    Three Months      Twelve Months
                                        Ended              Ended
                                    December 31,       December 31,
                                  -----------------  -----------------
                                   2006     2005      2006     2005
                                  -------- --------  -------- --------

Revenues
  Product sales                   $24,416  $22,887   $94,229  $94,878
  Royalty revenue                     282   34,211     1,328   35,407
                                  -------- --------  -------- --------
    Total revenue                  24,698   57,098    95,557  130,285

Costs and expenses:
  Cost of product sales             9,497   19,552    34,830   45,158
  Research and development          3,148    3,858    12,479   12,445
  Selling and marketing             5,320    5,535    21,270   21,267
  General and administrative        4,686    4,622    18,506   19,580
  Litigation charges              (10,730)  20,600     9,797   20,600
  Impairment of long-lived assets      37       42       107       62
                                  -------- --------  -------- --------
    Total operating costs and
     expenses                      11,958   54,209    96,989  119,112
                                  -------- --------  -------- --------
    Income (loss) from operations  12,740    2,889    (1,432)  11,173
Other income and expenses:
  Loss on foreign currency
   transactions                      (104)    (208)     (198)    (427)
  Other income (expense), net           1      411       (16)     927
  Interest (expense) income           405      (69)     (486)    (279)
  Interest income                     456      269     1,445      292
                                  -------- --------  -------- --------
    Total other income                758      403       745      513
                                  -------- --------  -------- --------
    Income (loss) before income
     taxes                         13,498    3,292      (687)  11,686
  Income tax expense (benefit)      4,491    1,265      (746)   3,898
                                  -------- --------  -------- --------
    Net income (loss)              $9,007   $2,027       $59   $7,788
                                  ======== ========  ======== ========

Earnings per share:
  Basic                             $0.40    $0.09     $0.00    $0.35
  Diluted                           $0.40    $0.09     $0.00    $0.35

Weighted average shares:
  Basic                            22,437   22,221    22,389   22,113
  Diluted                          22,482   22,476    22,444   22,259


CONDENSED CONSOLIDATED BALANCE SHEETS              Dec. 31,  Dec. 31,
---------------------------------------------------
                                                     2006      2005
                                                   --------- ---------
 Cash and cash equivalents, unrestricted             $9,735   $40,508
 Cash, restricted                                    33,130       192
 Other current assets                                41,525    38,440
 Property and equipment, net                         10,927    11,267
 Goodwill                                            27,234    27,234
 Other assets, net                                    7,025     7,041
                                                   --------- ---------
  Total assets                                     $129,576  $124,682
                                                   ========= =========

 Current portion of long-term debt                     $240    $5,740
 Dividend payable                                         -     5,571
 Other current liabilities                           31,934    28,287
 Litigation accruals                                 30,584    20,600
 Long-term debt, less current portion                 3,535     3,775
 Other long-term liabilities                          2,166     2,219
 Stockholders' equity                                61,117    58,490
                                                   --------- ---------
       Total liabilities and stockholders' equity  $129,576  $124,682
                                                   ========= =========


CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
---------------------------------------------------

                                                   Twelve Months Ended
                                                      December 31,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Cash flows from operating activities:
   Net income                                           $59    $7,788
   Depreciation and amortization                      3,741     3,567
   Stock-based compensation                             899       454
   Other items, net                                  10,887    25,014
                                                   --------- ---------
      Net cash provided by operating activities      15,586    36,823
                                                   --------- ---------
Cash flows from investing activities:
   Purchases of property and equipment               (1,884)   (1,545)
   Additions to intangible assets                    (1,449)   (1,471)
Changes in restricted cash                          (32,934)      391
   Other items, net                                       1       208
                                                   --------- ---------
      Net cash used in investing activities         (36,266)   (2,417)
                                                   --------- ---------
Cash flows from financing activities:
   Principal payments on debt, net                   (5,740)     (192)
Dividend to shareholders                             (5,571)        -
   Other items, net                                     872     1,500
                                                   --------- ---------
      Net cash (used in) provided by financing
       activities                                   (10,439)    1,308
Effects of foreign currency exchange rates on cash      346       (96)
                                                   --------- =========
   Net (decrease) increase in cash and cash
    equivalents                                     (30,773)   35,618
Cash and cash equivalents at beginning of period     40,508     4,890
                                                   --------- ---------
Cash and cash equivalents at end of period           $9,735   $40,508
                                                   ========= =========


               STRATAGENE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              AND RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except earnings
 per share)
(unaudited)                               Three Months Ended
                                          December 31, 2006
                                --------------------------------------
                                  GAAP        Adjustments     Non-GAAP
                                -------- -----------------------------

Revenues
  Product sales                 $24,416       $-              $24,416
  Royalty revenue                   282        -                  282
                                -------- --------             --------
    Total revenue                24,698        -               24,698

Costs and expenses:
  Cost of product sales           9,497      (21)(6)            9,476
  Research and development        3,148      (49)(6)            3,099
  Selling and marketing           5,320      (68)(6)            5,252
  General and administrative      4,686     (109)(6)            4,577
  Litigation charges            (10,730)  10,730 (1),(2)            -
  Impairment of long-lived
   assets                            37        -                   37
                                -------- --------             --------
    Total operating costs and
     expenses                    11,958   10,483               22,441
                                -------- --------             --------
    Income (loss) from
     operations                  12,740  (10,483)               2,257
Other income and expenses:
  Loss on foreign currency
   transactions                    (104)       -                 (104)
  Other income, net                   1        -                    1
  Interest (expense) income         405     (486)(3),(4),(5)      (81)
  Interest income                   456        -                  456
                                -------- --------             --------
    Total other income              758     (486)                 272
                                -------- --------             --------
    Income before income taxes   13,498  (10,969)               2,529
  Income tax expense              4,491   (4,019)(7)              472
                                -------- --------             --------
    Net income                   $9,007  $(6,950)              $2,057
                                ======== ========             ========

Earnings per share:
  Basic                           $0.40   $(0.31)               $0.09
  Diluted                         $0.40   $(0.31)               $0.09

Weighted average shares:
  Basic                          22,437   22,437               22,437
  Diluted                        22,482   22,482               22,482


(1) Add back the $756 decrease in the Invitrogen litigation charge due to adjustment on actual legal fees allowed by the Court.
(2) Add back the $9,973 decrease of the Third Wave litigation charge due to settlement.
(3) Add back $187 of interest expense related to the Invitrogen litigation charge.
(4) Add back $228 of interest expense related to the Third Wave litigation charge.
(5) Subtract $901 of total interest expense reversed for the Third Wave litigation charge due to the settlement in January 2007.
(6) Subtract $247 of FAS123R stock-based comp for Q4 2006.
(7) Adjust tax expense as a result of non-GAAP adjustments (36.64% tax rate).


               STRATAGENE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              AND RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except earnings per
 share)
(unaudited)                                   Three Months Ended
                                              December 31, 2005
                                        ------------------------------
                                          GAAP   Adjustments  Non-GAAP
                                        -------- ------------ --------

Revenues
  Product sales                         $22,887       $-      $22,887
  Royalty revenue                        34,211  (34,057)(1)      154
                                        -------- --------     --------
    Total revenue                        57,098  (34,057)      23,041

Costs and expenses:
  Cost of product sales                  19,552  (10,696)(2)    8,856
  Research and development                3,858        -        3,858
  Selling and marketing                   5,535        -        5,535
  General and administrative              4,622        -        4,622
  Litigation charges                     20,600  (20,600)(3)        -
  Impairment of long-lived assets            42        -           42
                                        -------- --------     --------
    Total operating costs and expenses   54,209  (31,296)      22,913
                                        -------- --------     --------
    Income from operations                2,889   (2,761)         128
Other income and expenses:
  Loss on foreign currency transactions    (208)       -         (208)
  Other income, net                         411        -          411
  Interest expense                          (69)       -          (69)
  Interest income                           269      (51)(4)      218
                                        -------- --------     --------
    Total other income                      403      (51)         352
                                        -------- --------     --------
    Income before income taxes            3,292   (2,812)         480
  Income tax expense                      1,265   (1,057)(5)      208
                                        -------- --------     --------
    Net income                           $2,027  $(1,755)        $272
                                        ======== ========     ========

Earnings per share:
  Basic                                   $0.09   $(0.08)       $0.01
  Diluted                                 $0.09   $(0.08)       $0.01

Weighted average shares:
  Basic                                  22,221   22,221       22,221
  Diluted                                22,476   22,476       22,476


(1) Subtract income received from Cambridge Antibody Technology settlement.
(2) Add back expense associated with income received from Cambridge Antibody Technology settlement.
(3) Add back Third Wave litigation charge.
(4) Subtract interest income associated with income received from Cambridge Antibody Technology settlement.
(5) Adjust tax expense as a result of non-GAAP adjustments at a 37.6% tax rate.


               STRATAGENE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              AND RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except earnings per
 share)
(unaudited)                               Twelve Months Ended
                                           December 31, 2006
                                  ------------------------------------
                                    GAAP       Adjustments    Non-GAAP
                                  -------- ---------------------------

Revenues
  Product sales                   $94,229       $-            $94,229
  Royalty revenue                   1,328        -              1,328
                                  -------- --------           --------
    Total revenue                  95,557        -             95,557

Costs and expenses:
  Cost of product sales            34,830      (89)(5)         34,741
  Research and development         12,479     (193)(5)         12,286
  Selling and marketing            21,270     (208)(5)         21,062
  General and administrative       18,506     (385)(5)         18,121
  Litigation charges                9,797   (9,797)(1),(2),(3)      -
  Impairment of long-lived assets     107        -                107
                                  -------- --------           --------
    Total operating costs and
     expenses                      96,989  (10,672)            86,317
                                  -------- --------           --------
    Income (loss) from operations  (1,432)  10,672              9,240
Other income and expenses:
  Loss on foreign currency
   transactions                      (198)       -               (198)
  Other expense, net                  (16)       -                (16)
  Interest expense                   (486)     187 (4)           (299)
  Interest income                   1,445        -              1,445
                                  -------- --------           --------
    Total other income                745      187                932
                                  -------- --------           --------
    Income (loss) before income
     taxes                           (687)  10,859             10,172
  Income tax expense (benefit)       (746)   3,979 (6)          3,233
                                  -------- --------           --------
    Net income                        $59   $6,880             $6,939
                                  ======== ========           ========

Earnings per share:
  Basic                             $0.00    $0.31              $0.31
  Diluted                           $0.00    $0.31              $0.31

Weighted average shares:
  Basic                            22,389   22,389             22,389
  Diluted                          22,444   22,444             22,444


(1) Add back $19,647 related to the Invitrogen litigation charge.
(2) Add back $123 for an increase in the Third Wave litigation charge taken in the first quarter of 2006.
(3) Subtract the reduction of $9,973 related to the Third Wave litigation charge due to settlement.
(4) Add back $187 of interest expense related to the Invitrogen litigation charge.
(5) Subtract $875 of FAS123R stock-based compensation for Q4 2006.
(6) Adjust tax expense as a result of non-GAAP adjustments (36.64% tax rate).


               STRATAGENE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              AND RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except earnings per
 share)
(unaudited)                                  Twelve Months Ended
                                              December 31, 2005
                                       -------------------------------
                                          GAAP    Adjustments Non-GAAP
                                       ---------- ----------- --------

Revenues
  Product sales                          $94,878       $-     $94,878
  Royalty revenue                         35,407  (34,057)(1)   1,350
                                       ---------- --------    --------
    Total revenue                        130,285  (34,057)     96,228

Costs and expenses:
  Cost of product sales                   45,158  (10,696)(2)  34,462
  Research and development                12,445        -      12,445
  Selling and marketing                   21,267        -      21,267
  General and administrative              19,580        -      19,580
  Litigation charges                      20,600  (20,600)(3)       -
  Impairment of long-lived assets             62        -          62
                                       ---------- --------    --------
    Total operating costs and expenses   119,112  (31,296)     87,816
                                       ---------- --------    --------
    Income from operations                11,173   (2,761)      8,412
Other income and expenses:
  Loss on foreign currency transactions     (427)       -        (427)
  Other income, net                          927        -         927
  Interest expense                          (279)       -        (279)
  Interest income                            292      (51)(4)     241
                                       ---------- --------    --------
    Total other income                       513      (51)        462
                                       ---------- --------    --------
    Income (loss) before income taxes     11,686   (2,812)      8,874
  Income tax expense                       3,898   (1,057)(5)   2,841
                                       ---------- --------    --------
    Net income                            $7,788  $(1,755)     $6,033
                                       ========== ========    ========

Earnings per share:
  Basic                                    $0.35   $(0.08)      $0.27
  Diluted                                  $0.35   $(0.08)      $0.27

Weighted average shares:
  Basic                                   22,113   22,113      22,113
  Diluted                                 22,259   22,259      22,259


(1) Subtract income received from Cambridge Antibody Technology settlement.
(2) Add back expense associated with income received from Cambridge Antibody Technology settlement.
(3) Add back Third Wave litigation charge.
(4) Subtract interest income associated with income received from Cambridge Antibody Technology settlement.
(5) Adjust tax expense as a result of non-GAAP adjustments at a 37.6% tax rate.

    CONTACT: Stratagene Corporation
             Steve Martin, Chief Financial Officer
             858-373-6303
             or
             Investors
             EVC Group, Inc.
             Jennifer Beugelmans,
             Douglas Sherk
             646-201-5447
             or
             Media
             EVC Group, Inc.
             Steve DiMattia, 646-277-8706